                   As filed with the Securities and Exchange
                          Commission on June 29, 2001.


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       DIAMONDCLUSTER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                           36-4069408
            (State or other jurisdiction of    (IRS Employer Identification No.)
             incorporation or organization)

                       875 N. Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                                 (312) 255-5000
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                       DIAMONDCLUSTER INTERNATIONAL, INC.
               RESTATED AND AMENDED EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

              Nancy K. Bellis, Vice President and General Counsel
                       DiamondCluster International, Inc.
                       875 N. Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                                 (312) 255-5000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of Securities to           Amount to be          Proposed Maximum          Proposed Maximum          Amount
be Registered)                   Registered(1)        Offering Price per        Aggregate Offering         of Registration
                                                           Share(1)                    Price               Fee
Class B Common Stock               1,500,000                 $10.54                 $15,810,000                   $3952.50
par value $.001 per
share

Class A Common Stock                   (2)                    (2)
par value $.001 per
share

____________________
1. Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Class A Common Stock of the Registrant, into which the Class B Common Stock is convertible, as reported on the Nasdaq National Market as of closing on June 27, 2001.

2. This Registration Statement also covers the Shares of Class A Common Stock, par value $.001 per share, into which Class B Common Stock may be converted and that they may be issued in lieu of the Class B Common Stock to optionees who have ceased to be employees of the Registrant.

Item 3. Incorporation of Certain Documents by Reference

          The following documents that have been filed with the Securities and Exchange Commission (the "Commission") by DiamondCluster International, Inc., formerly known as Diamond Technology Partners Incorporated (the "Company") are incorporated herein by reference:

          (a) The Company's Registration Statement on Form S-8 filed September 30, 1999 (File No. 333-88155);

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-22125), containing audited financial statements for the Company's latest fiscal year;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 000-22125) since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above; and

          (d) The description of the Class A Common Stock which is contained in the registration statement on Form 8-A filed with the Commission (File No. 000-22125) under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit        Number Description of Exhibit

4.1            Restated Certificate of Incorporation of the Company filed as
               Exhibit 3.1 to the Company's Registration Statement on Form S-1 (filed with the Commission on February 21, 1997, (File No. 333-17785) (the "Form S-1"), and hereby incorporated by reference).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Commission on November 6, 2000, (File No. 333-47830) and hereby incorporated by reference).

4.3 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Form S-1 and hereby incorporated by reference).

4.4 DiamondCluster International, Inc. Restated and Amended Employee Stock Purchase Plan.

5.1 Opinion of the Company's Vice President and General Counsel as to the legality of the securities being registered.

23.1 Consent of the Company's Vice President and General Counsel (included in her opinion filed as Exhibit 5.1).

23.2           Consent of KPMG LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29/th/ day of June, 2001.

                                   DIAMONDCLUSTER INTERNATIONAL, INC.

                                   By:  Melvyn E. Bergstein
                                        -------------------------------------
                                   Melvyn E. Bergstein, Chairman and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Management Committee of DiamondCluster International, Inc. (which administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Chicago, State of Illinois on the 29/th/ of June, 2001.

                                   DiamondCluster International, Inc.
                                   Employee Stock Purchase Plan

                                   By: Melvyn E. Bergstein
                                       -------------------------------------
                                       Melvyn E. Bergstein
                                       Management Committee Chairman

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvyn E. Bergstein and Michael E. Mikolajczyk, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29/th/ day of June, 2001.

        Signature                         Title

/s/ Melvyn E. Bergstein         Chairman and Chief Executive Officer (Principal
----------------------------
Melvyn E. Bergstein             Executive Officer)

/s/ Karl E. Bupp                Chief Financial Officer and Treasurer (Principal
----------------------------
Karl E. Bupp                    Financial and Accounting Officer)

/s/ Michael E. Mikolajczyk      Vice Chairman, Secretary and Director
----------------------------
Michael E. Mikolajczyk

           Signature                         Title


/s/ Adam J. Gutstein            President and Director
----------------------------
Adam J. Gutstein

/s/ Javier Rubio                President, Europe and Latin America and Director
----------------------------
Javier Rubio

/s/ John J. Sviokla             Vice Chairman and Director
----------------------------
John J. Sviokla

/s/ Edward R. Andersen          Director
----------------------------
Edward R. Andersen

/s/ Donald R. Caldwell          Director
----------------------------
Donald R. Caldwell

/s/ Mark L. Gordon              Director
----------------------------
Mark L. Gordon

/s/ Alan C. Kay                 Director
----------------------------
Alan C. Kay

/s/ John D. Loewenberg          Director
----------------------------
John D. Loewenberg

/s/ Christopher J. Moffit       Director
----------------------------
Christopher J. Moffit

/s/ Arnold R. Weber             Director
---------------------------
Arnold R. Weber

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number        Description of Document

4.1 Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 and any amendments thereto (filed with the Commission on February 21, 1997, (File No. 333-17785) (the "Form S-1"), and hereby incorporated by reference).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Commission on November 6, 2000, (File No. 333-47830) and hereby incorporated by reference).

4.3                   Amended and Restated By-laws of the Company (filed as
                      Exhibit 3.2 to the Form S-1 and hereby incorporated by reference).

4.4 DiamondCluster International, Inc. Restated and Amended Employee Stock Purchase Plan

5.1 Opinion of the Company's Vice President and General Counsel as to the legality of the securities being registered.

23.1 Consent of the Company's Vice President and General Counsel (included in her opinion filed as Exhibit 5.1).

23.2                  Consent of KPMG LLP.